UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 3, 2004

TriMedia Entertainment Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49865	57-1107699

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Charles Drive,	Bryn Mawr, Pennsylvania	19010

	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 520-3050

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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     Item 1.01. Entry into a Material Definitive Agreement.

     On August 24, 2004, we entered into an agreement with Gerry Anderson Productions PLC (“GAP”) pursuant to which we will represent GAP as its agent in the development and multimedia exploitation of GAP’s New Captain Scarlet Series properties in the United States, Canada and such other territories as are mutually agreed upon. In connection with this agreement, we have introduced GAP to Sony Wonder, a group of Sony Music Entertainment, Inc. and they have negotiated a term sheet agreement regarding the broadcast and master licensing of the New Captain Scarlet Series pursuant to which GAP will provide Sony Wonder with at least 13 episodes of the series for the purpose of securing a broadcast arrangement with a major television network and/or cable television network. In addition, Charles Street, our co-venture with Sony Music, will negotiate with artists, develop and produce a soundtrack CD/DVD for the New Captain Scarlet Series.

     As consideration for services provided under this agreement, we will receive a fee equal to five percent of the gross cash receipts realized by GAP from Sony’s exploitation of the New Captain Scarlet Series (excluding revenues generated by sub-agents or distributors appointed by Sony, if any). In addition, GAP is obligated to purchase an aggregate of 1,538,462 shares of our common stock in a private placement offering at an aggregate purchase price of $1,000,000. Pursuant to the agreement, we also have a five- year option to purchase up to $1,000,000 of GAP’s capital stock at a 15% discount to the value of the shares on the date that the option is exercised.

     GAP is a producer of television programs and films for distribution in the worldwide market. The New Captain Scarlet Series is based on the original Captain Scarlet series, which was produced by Gerry Anderson in 1967. Many broadcasters located in numerous countries have purchased the broadcast rights to the original television series. The New Captain Scarlet Series is being produced using CGI animation technology.

     Item 3.02. Unregistered Sales of Equity Securities.

     Pursuant to our agreement with GAP, GAP is obligated to purchase an aggregate of 1,538,462 shares of our common stock in a private placement offering at an aggregate purchase price of $1,000,000. On September 3, 2004, GAP purchased 769,231 shares of our common stock at a purchase price of $500,000. We sold these shares of common stock pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended.

     Item 9.01. Financial Statements and Exhibits.

               (c) Exhibits.

     The following exhibits are filed herewith:

10.1	Agreement dated as of August 12, 2004 by and between Gerry Anderson Productions PLC and TriMedia Entertainment Group, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIMEDIA ENTERTAINMENT GROUP, INC.
Registrant

Date: September 10, 2004	By	/s/ Christopher Schwartz

Christopher Schwartz
Chief Executive Officer

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EXHIBIT INDEX

10.1	Agreement dated as of August 12, 2004 by and between Gerry Anderson Productions PLC and TriMedia Entertainment Group, Inc.